UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	Nasdaq
Preferred Stock Purchase Right	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Accounting Firm

On August 17, 2020 the Audit Committee (the "Audit Committee") of the Board of Directors of Innodata Inc. (the "Company") approved the dismissal of CohnReznick LLP ("CohnReznick”) as the Company's independent registered public accounting firm, effective as of the earlier of notice thereof to CohnReznick or the execution of an engagement letter with BDO India LLP (“BDO”) as the Company's independent registered public accounting firm. The Company provided notice thereof to CohnReznick on August 24, 2020.

The reports of CohnReznick on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2019 and 2018 and during the interim period through August 24, 2020 there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to CohnReznick's satisfaction, would have caused CohnReznick to make reference thereto in their reports, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company's internal control over financial reporting previously reported in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 16, 2020, which related to lack of review procedures related to changes in events concerning the designation of an asset from non-monetary to monetary, resulting in the improper remeasurement and classification of foreign currency affecting refundable income tax as defined in Accounting Standard Codification 830, Foreign Currency Matters, and lack of timely action in reversing accruals when the underlying obligation was no longer a liability of the Company.

The Company has provided CohnReznick with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that CohnReznick furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of such letter provided by CohnReznick, dated August 24, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On August 17, 2020, the Audit Committee approved the engagement of BDO as the Company's independent registered public accounting firm for the remainder of the Company’s fiscal year ending December 31, 2020, effective upon the execution of an engagement letter with BDO. The Company executed an engagement letter with BDO on August 24, 2020. During the Company's two most recent fiscal years ended December 31, 2019 and 2018, and during the interim period through August 24, 2020, neither the Company nor anyone acting on its behalf consulted with BDO regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K. BDO is aware of the material weaknesses described in Item 4.01(a) above and understands it is a reportable event.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from CohnReznick LLP dated August 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: August 25, 2020	By:	/s/ Robert O’Connor

Robert O’Connor
Chief Financial Officer